UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  Date of Report:  December 28, 2007
Date of Earliest Event Reported:  December 27, 2007

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12929	36-4135495
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1100 CommScope Place, SE
P.O. Box 339	28602
Hickory, North Carolina	(Zip Code)
(Address of Principal Executive Offices)

(828) 324-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

1.   Supplemental Indenture

On December 27, 2007, Andrew Corporation (“Andrew”) entered into a supplemental indenture (“Supplemental Indenture”) to the Indenture, dated as of August 8, 2003 (the “Indenture”), between Andrew and The Bank of New York Trust Company, N.A. (formerly known as BNY Midwest Trust Company), as trustee, relating to Andrew’s 3¼% Convertible Subordinated Notes due 2013 (the “Notes”).  The Supplemental Indenture provides, among other things, that as a result of the merger in which Andrew became a wholly-owned indirect subsidiary of CommScope, Inc. (“CommScope”), the Notes are no longer convertible into Andrew common stock but, on the terms and subject to the conditions of the Indenture and the Supplemental Indenture, are convertible, at the option of the Holders, into $986.15 in cash and 2.304159 shares of common stock, par value $0.01, of CommScope (“CommScope Common Stock”) per $1,000 principal amount of Notes (subject to adjustment from time to time and payments in lieu of fractional shares as provided in the Indenture and the Supplemental Indenture). The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the text of the Supplemental Indenture, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

2.   Senior Credit Facilities

On December 27, 2007, CommScope entered into a Credit Agreement, dated as of December 27, 2007 (the “Senior Credit Agreement”), among CommScope, the lenders named therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.  The Senior Credit Agreement provides for an aggregate of up to $2,500,000,000 in senior secured credit facilities (the “Senior Credit Facilities”), consisting of a $750,000,000 term loan A facility, a $1,350,000,000 term loan B facility and a $400,000,000 revolving credit facility.  The proceeds from the borrowing of the term loan A facility and the term loan B facility were used, together with cash on hand, to finance the cash portion of the consideration for CommScope’s acquisition of Andrew, to repay certain existing indebtedness of CommScope and Andrew, and to pay transaction fees and expenses. The Senior Credit Facilities are guaranteed by CommScope’s domestic subsidiaries (other than certain inactive domestic subsidiaries) and are secured by substantially all the assets of CommScope and the guarantor subsidiaries, including all of the capital stock of the guarantor subsidiaries and up to 66% of the capital stock of certain of CommScope’s foreign subsidiaries.

The term loan A facility was drawn in full at closing and is required to be repaid by CommScope in consecutive quarterly installments of $9,375,000 from March 31, 2010 to December 31, 2010, $18,750,000 from March 31, 2011 to December 31, 2011, $56,250,000 from March 31, 2012 to December 31, 2012, and $103,125,000 on each quarterly payment date thereafter with a final payment of all outstanding principal and interest on December 27, 2013.  The term loan B facility was drawn in full at closing and is required to be repaid by CommScope in consecutive quarterly installments of $3,375,000 beginning March 31, 2008 and on each quarterly payment date thereafter with a final payment of all outstanding principal and interest on December 27, 2014.  Borrowings under the revolving credit facility may be used for working capital and other general corporate purposes and are required to be repaid in full on December 27, 2013.  At December 27, 2007, upon completion of the acquisition of Andrew, CommScope had $400,000,000 of availability under the revolving credit facility.

Outstanding principal under the term loan B facility bears interest at a rate equal to, at CommScope’s option, either (1) the base rate (which is the higher of the then current Federal Funds rate plus 0.5% or the prime rate most recently announced by Bank of America, N.A., the administrative agent under the Senior Credit Facilities) plus a margin of 1.50% or (2) the adjusted one, two, three or six-month Eurodollar rate plus a margin of 2.50%.  Outstanding principal under the term loan A facility and the revolving credit facility initially bears interest at a rate equal to, at CommScope’s option, either (1) the base rate plus a margin of 1.25%, or (2) the adjusted one, two, three or six-month Eurodollar rate plus a margin of 2.25%.  The undrawn portion of the revolving credit facility is subject to an unused line fee calculated initially at an annual rate of 0.50%.  Beginning with reference to the four-quarter period ending March 31, 2008, pricing under the term loan A facility and the revolving credit facility and the unused line fee for the revolving credit facility will be determined by reference to a pricing grid based on CommScope’s consolidated leverage ratio for the four-quarter period then most recently ended.  Under the pricing grid, the applicable margins for the term loan A facility and the revolving credit facility will range from 0.75% to 1.25% for base rate loans and from 1.75% to 2.25% for Eurodollar loans, and the unused line fee for the revolving credit facility will range from 0.375% to 0.50%.  Outstanding letters of credit are subject to an annual fee equal to the applicable margin for Eurodollar loans under the revolving credit facility as in effect from time to time, plus a fronting fee on the undrawn amount thereof at an annual rate of 0.25%.

The term loan A facility and the revolving credit facility may be prepaid at any time without premium.  The term loan B facility may be prepaid at any time without premium, except that if CommScope completes either a repricing amendment of the term loan B facility or prepays any portion of the term loan B facility with the proceeds of new secured term loans, in either case during the first year of the term loan B facility, and such amendment or prepayment results in lower pricing for the term loan B facility (or for the replacement loans, in the case of a prepayment) than the term loan B pricing then in effect, then CommScope must pay a premium of 1.0% on the aggregate amount of the term loan B facility outstanding immediately prior to such amendment (or 1.0% on the aggregate amount of the term loan B facility so prepaid, in the case of a prepayment).  The Senior Credit Facilities are subject to mandatory prepayment with specified percentages of the net cash proceeds of certain asset dispositions, casualty events, and debt and equity issuances and with excess cash flow, in each case subject to certain conditions.

The Senior Credit Facilities contain covenants that restrict, among other things, the ability of CommScope and its subsidiaries to create liens, incur indebtedness and guarantees, make certain investments or acquisitions, merge or consolidate, dispose of assets, pay dividends, repurchase or redeem capital stock and subordinated indebtedness, change the nature of their business, enter into certain transactions with affiliates, and make changes in accounting policies or practices except as required by generally accepted accounting principles.  The Senior Credit Facilities also contain a consolidated interest coverage ratio covenant, a consolidated leverage ratio covenant and limitations on annual capital expenditures.  The Senior Credit Facilities contain events of default including, but not limited to, nonpayment of principal or interest, violation of covenants, breaches of representations and warranties, cross-default to other indebtedness, bankruptcy and other insolvency events, material judgments, certain ERISA events, actual or asserted invalidity of loan documentation and certain changes of control of CommScope.

CommScope may request additional term loans or an increase to the revolving credit facility, in an aggregate amount of up to $50,000,000, subject to certain conditions and the receipt of commitments from existing or additional lenders.

The foregoing description of the Senior Credit Facilities is qualified in its entirety by reference to the text of the Senior Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

3.  Interest Rate Swap Agreement

Effective December 27, 2007, CommScope entered into an interest rate swap agreement (the “Swap Agreement”) with Calyon in order to mitigate its variable rate interest risk on a portion of the term loans under the Senior Credit Facilities.  The Swap Agreement has an initial notional amount of $1,500,000,000 and is scheduled to decline to $400,000,000 over a four-year period ending December 31, 2011.  Under the Swap Agreement, CommScope has agreed to pay a fixed interest rate of 4.0775% on the applicable notional amount through December 31, 2011 and will receive interest payments at a variable rate based on three-month LIBOR on the applicable notional amount through the same period.  Net payments will be made or received quarterly.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On December 27, 2007, CommScope completed the acquisition of Andrew pursuant to the terms of the Agreement and Plan of Merger, dated as of June 26, 2007 (the “Merger Agreement”), by and among CommScope, DJRoss, Inc. and Andrew.  Pursuant to the terms of the Merger Agreement, each of the issued and outstanding shares of common stock, par value $0.01 per share, of Andrew was converted into the right to receive (i) $13.50 in cash, and  (ii) 0.031543 shares of CommScope Common Stock.

On December 27, 2007, CommScope issued a press release announcing the completion of the merger with Andrew.  A copy of this press release is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

Set forth below are the financial statements relating to the completed acquisition described above that are required to be filed as part of this Form 8-K:

(a)           Financial Statements of Business Acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)           Pro Forma Financial Information.

The financial information required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(d)           Exhibits.

Exhibit 4.1	Indenture, dated as of August 8, 2003, by and among Andrew Corporation and The Bank of New York Trust Company, N.A., formerly known as BNY Midwest Trust Company

Exhibit 10.1	First Supplemental Indenture, dated as of December 27, 2007, by and among Andrew Corporation and The Bank of New York Trust Company, N.A.

Exhibit 10.2
Credit Agreement, dated as of December 27, 2007, by and among CommScope, Inc., Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, the Other Lenders Party thereto, Bank of America Securities LLC, and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Syndication Agent, JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, LTD. and Calyon New York Branch, as Co-Documentation Agents

Exhibit 99.1	Press release, dated December 27, 2007, announcing the completion of the acquisition of Andrew Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2007

COMMSCOPE, INC.

By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary